[EXHIBIT (a)(3)]
FORM OF CONFIRMATION TO EMPLOYEES
OF RECEIPT OF ELECTION TO PARTICIPATE
[Presented with confirmation number promptly after confirming the Election to Participate]
This message confirms that Mindspeed has received your election to participate in the option exchange program. If Mindspeed completes the option exchange program and unless Mindspeed receives an election to withdraw from you before 9:00 p.m., Pacific Time, on May 8, 2009, the options you have indicated on your Election Form will be cancelled and new options will be granted to you, subject to the terms and conditions of the option exchange program.
If you change your mind and decide you would like to withdraw with respect to the options you indicated on the Election Form, and not be included in the option exchange program, you must: (1) SELECT THE ELECTION TO WITHDRAW ON MINDSPEED’S INTRANET SITE AT http://www.mindspeed.com/web/intranet/hr/soe.jsp; (2) HIT THE CONFIRM BUTTON; and (3) PRINT YOUR CONFIRMATION PAGE, before 9:00 p.m., Pacific Time, on May 8, 2009.
If you are not making your election to withdraw from the option exchange program on Mindspeed’s Intranet site, then on the accompanying personalized signature page: (1) SELECT THE ELECTION TO WITHDRAW; (2) SIGN THE FORM; and (3) DELIVER IT TO STOCK ADMINISTRATION by e-mail (via PDF or similar imaged document file) to stock.admin@mindspeed.com before 9:00 p.m., Pacific Time, on May 8, 2009.

Employee ID	Client Grant ID	Grant Date	Options Outstanding	Options Exercisable	Unvested Shares	Expiration Date	Grant Price ($)	Grant Selected
								☐Yes	☐No
								☐Yes	☐No
								☐Yes	☐No
								☐Yes	☐No
								☐Yes	☐No
								☐Yes	☐No
								☐Yes	☐No
								☐Yes	☐No
If you have any questions about this message, please contact Mindspeed’s Stock Administration, by e-mail at stock.admin@mindspeed.com.

Date: MM/DD/YYYY	Confirmation Number: 00000000	Time: HH/MM